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                                                                   EXHIBIT 4.6

                         FORM OF ASSUMPTION AGREEMENT

   Assumption Agreement (this "Agreement"), dated as of August 7, 1997, between DecisionOne Holdings Corp., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as Warrant Agent under the warrant agreement referred to below (the "Warrant Agent").

                               W I T N E S S E T H

   WHEREAS, Quaker Holding Co., a Delaware corporation ("Quaker"), has heretofore executed and delivered to the Warrant Agent a warrant agreement (the "Warrant Agreement"), dated as of the date hereof, providing for the issuance of 148,400 Warrants (the "Warrants") to purchase 281,960 shares of common stock, par value $.01 per share (the "Common Stock"), of Quaker;

   WHEREAS, Quaker has been merged with and into the Company;

   WHEREAS, pursuant to Section 20 of the Warrant Agreement the Warrant Agent is authorized to execute and deliver this Agreement; and

   NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Warrant Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Warrants as follows:

   1. Assumption. The Company hereby assumes all of the obligations of Quaker under the Warrant Agreement and the Warrants and, hereafter, shall be deemed the "Company" for all purposes under the Warrant Agreement and the Warrants.

   2. New York Law to Govern. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

   3. Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

   4. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attestd, all as of the date first above written.

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
 Dated: August 7, 1997    DecisionOne Holdings Corp.

                          By: ___________________________________

                          Name:
                          Title:


                          State Street Bank and Trust Company
Dated: August 7, 1997     as Warrant Agent

                          By: ___________________________________

                          Name:
                          Title:

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